UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0844285 (I.R.S. Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EXHIBIT 10.54
EXHIBIT 10.55
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.
     In connection with the hiring of Ken Constable as the President and Chief Executive Officer of RedEnvelope, Inc. (the “Company”), the Company entered into an employment agreement dated February 18, 2006 with Mr. Constable, the terms of which are described in Section 5.02(c) and (d) below and is qualified by reference to the provisions of the employment agreement filed as Exhibit 10.54 hereto.
     In connection with the hiring of Frank Buettner as the Chief Operating Officer of the Company, the Company entered into an employment offer letter dated February 10, 2006 (and counter-signed on February 13, 2006) with Mr. Buettner, the terms of which are described in Section 5.02(c) and (d) below and is qualified by reference to the provisions of the employment agreement filed as Exhibit 10.55 hereto.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) and (d)
     President and Chief Executive Officer; Director
     Ken Constable, 55, was appointed by the Company’s Board of Directors (the “Board”) on February 17, 2006 to serve as its President and Chief Executive Officer, commencing on February 21, 2006. Mr. Constable succeeds Alison May, whose resignation was announced previously by the Company. Mr. Constable has also been elected by the Board to serve on the Company’s Board of Directors commencing on February 21, 2006, filling the vacancy created by Ms. May’s resignation.
     Prior to joining the Company, Mr. Constable served as senior vice president and general manager of Provide Commerce, Inc., from September 2003 to August 2005. From February 1999 to August 2003, Mr. Constable was with Dell, Inc. where he served as vice president and general manager of several international divisions in Asia and Canada. From July 1994 to January 1999, Mr. Constable held a variety of senior positions at Nabisco, Inc., including president and chief executive officer of Nabisco Canada, Ltd. Prior to that, Mr. Constable was at PepsiCo from September 1978 through July 1994 where his senior management roles included regional vice president for Kentucky Fried Chicken Latin America, president of Frito-Lay Puerto Rico, vice president and chief marketing officer of Frito-Lay International, regional general manager of PepsiCo in South Latin America, and director of marketing of PepsiCo Japan. Mr. Constable started his career as a brand manager with Procter & Gamble in Canada. Mr. Constable holds an M.B.A. and a B.Sc. in electrical engineering from the University of Alberta.
     Mr. Constable’s employment agreement (the “Agreement”) provides for an annual base salary of $375,000 and eligibility for an annual bonus of up to the amount of his annual base salary if he meets performance criteria to be established by the Board and Mr. Constable. Mr. Constable also will be granted a restricted stock award for 200,000 shares of the Company’s common stock, which will be vested as to 25% of the shares on the date of issuance and will continue to vest following the first anniversary of his employment as to 1/36 of the balance of the shares each month thereafter for so long as Mr. Constable is providing services to the Company. In addition, the Agreement provides that, subject to Board approval, Mr. Constable will be granted a stock option exercisable for no less than 20,000 shares of the Company’s common stock during each year that Mr. Constable is employed by the Company, which options will vest and become exercisable in equal monthly installments over a period of 48 months following the date of grant.
     The Agreement also provides that Mr. Constable will receive the following severance benefits in the event his employment is terminated by the Company other than for cause, in the event he terminates his employment for good reason, in the event he terminates his employment without good reason within six months following a change of control of the Company (as the terms “cause,” “good reason” and “change of control” are defined in the Agreement), or if his employment is terminated due to his death or long-term disability: payments equal to his annual base salary and 12 months of continued health benefit coverage and acceleration of vesting as to 25% of the then-unvested portion of his restricted stock award and 100% of the then-unvested portion of any prior stock option grants to him. Alternatively, the Agreement provides that in the event that Mr. Constable’s employment is terminated by the Company other than for cause without his consent or by Mr. Constable for good reason within six months following a change of control of the Company, Mr. Constable will receive payments equal to his annual base salary and 12 months of continued health benefit coverage and acceleration of vesting as to 50% of the then-unvested portion of his restricted stock award and 100% of the then-unvested portion of any prior stock option grants to him. In each case, the provision to Mr. Constable of the severance benefits described herein is subject to his prior execution of a standard release of claims against the Company and his continued adherence to certain obligations owed to the Company under the Agreement. The Agreement also provides Mr. Constable with a relocation allowance in a net amount of $100,000 (after deduction of applicable income tax amounts). Mr. Constable’s employment is on an at-will basis. This description of the terms of Mr. Constable’s employment agreement with the Company is qualified by reference to Exhibit 10.54 hereof.
     The Company issued a press release on February 21, 2006 announcing the hiring of Mr. Constable as the Company’s President and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1.
     Chief Operating Officer
     Frank Buettner, 50, has been hired to serve as the Company’s Chief Operating Officer, with employment anticipated to commence on February 27, 2006.
     Until joining the Company, Mr. Buettner was the Vice President of Information Technologies and Operations of Bag Borrow or Steal, Inc., a subscription and membership based business for designer handbags located in Seattle Washington, a post he had held since August 1, 2005. From November 2000 to February 2005, Mr. Buettner served as the Chief Operating Officer and Chief Information Officer of Nordstrom Direct, the catalog and internet division of Nordstrom Inc. Mr. Buettner earned a computer science degree at Madison Area Technical College in Madison, Wisconsin.
     Mr. Buettner’s offer letter dated February 10, 2006 provides for an annual salary of $285,000 and eligibility for an annual bonus in an amount between 50% and 100% of his annual base salary upon achievement of performance criteria to be established by the Board. Mr. Buettner also will be recommended to the Board to receive an option to purchase 125,000 shares of the Company’s common stock, which option will vest as to 25% of the shares six months after the commencement of his employment with the Company and as to 1/42 of the balance of the shares each month thereafter for so long as Mr. Buettner is employed by the Company.
     Mr. Buettner’s offer letter also provides for a signing bonus of $50,000, reimbursement of up to $30,000 of the expenses of moving his household to the San Francisco area, reimbursement of up to $20,000 of the expenses of traveling between his current homes and San Francisco during 2006, and for the provision of temporary housing until November 1, 2006.
     Such offer letter also provides that Mr. Buettner will receive the following severance benefits in the event his employment is terminated by the Company other than for cause (as the term “cause” is defined in the offer letter) or his employment is constructively terminated (as described in the offer letter) and provided that he signs the Company’s standard general release of any claims against the Company: payments equal to twelve months of his base salary, paid ratably over a six month period and twelve months of continued health coverage, and acceleration of vesting as to 100% of the then-unvested options under the grant if such termination is within twelve months following a change of control of the Company. Mr. Buettner is employed by the Company on an at-will basis. This description of the terms of Mr. Buettner’s offer letter from the Company is qualified by reference to Exhibit 10.55 hereof.
     The Company issued a press release on February 23, 2006 announcing the hiring of Mr. Buettner as the Company’s Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
10.54	Employment Agreement dated February 18, 2006 between RedEnvelope, Inc. and Ken Constable

10.55	Employment offer letter dated February 10, 2006 between RedEnvelope, Inc. and Frank Buettner

99.1	RedEnvelope, Inc. Press Release dated February 21, 2006

99.2	RedEnvelope, Inc. Press Release dated February 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: February 23, 2006	By:	/s/ Polly E. Boe
Polly E. Boe
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description
10.54	Employment agreement dated February 18, 2006 between RedEnvelope, Inc. and Ken Constable
10.55	Employment offer letter dated February 10, 2006 between RedEnvelope, Inc. and Frank Buettner
99.1	RedEnvelope, Inc. Press Release dated February 21, 2006
99.2	RedEnvelope, Inc. Press Release dated February 23, 2006